Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13D with respect to the Common Stock of Enterprise Informatics, Inc., dated as of October 10, 2007, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Act.

Date: October 10, 2007                                         ERP2 Holdings, LLC

By:       /s/ Kevin Wyman

Name: Kevin Wyman

Title: Majority Manager

Southpaw Credit Opportunities Master Fund LP

By: Southpaw GP LLC,

      its general partner

By:       /s/ Kevin Wyman

Name: Kevin Wyman

Title: Manager

Southpaw Asset Management LP

By: Southpaw Holdings LLC,

       its general partner

By:       /s/ Kevin Wyman

Name: Kevin Wyman

Title: Manager

Southpaw Holdings, LLC

By:       /s/ Kevin Wyman

Name: Kevin Wyman

Title: Manager

By:       /s/ Kevin Wyman

     Kevin Wyman

By:     /s/ Howard Golden

      Howard Golden